FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-180779-14
February 13, 2015

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by e-mail to prospectus@ms.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

$766,699,000 (Approximate)
Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21
as Issuing Entity
Morgan Stanley Capital I Inc.
as Depositor
Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
Starwood Mortgage Funding III LLC
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C21

This free writing prospectus relates to Morgan Stanley Capital I Inc.’s offering of Classes A-1, A-2, A-SB, A-3, A-4, X-A, A-S, B, PST and C of its Series 2015-C21 Commercial Mortgage Pass-Through Certificates and clarifies, updates or adds the following information as it relates to (i) the free writing prospectus, dated February 9, 2015 and filed with the Securities and Exchange Commission under accession number 0001539497-15-000158 (the “Free Writing Prospectus”; capitalized terms not defined herein are used as defined in the Free Writing Prospectus) and (ii) the free writing prospectus also designated as the “Structural and Collateral Term Sheet”, dated February 9, 2015 and filed with the Securities and Exchange Commission under accession number 0001539497-15-000151 (the “Term Sheet”), notwithstanding anything in such documents to the contrary:

Structural and Collateral Updates

•
With respect to the mortgage loan identified on Appendix I of the Free Writing Prospectus as Westfield Palm Desert Mall, representing approximately 7.2% of the initial pool balance, the “Prepayment Provisions” set forth in Appendix I and page III-5 of Appendix III to the Free Writing Prospectus are supplemented by the following footnote: “Defeasance or prepayment with yield maintenance is permitted at any time on or after the earlier of (a) the end of the two year period commencing on the securitization closing date with respect to the last Westfield Palm Desert Mall promissory note to be securitized or (b) the thirty-sixth scheduled payment date with respect to the Westfield Palm Desert Mall Mortgage Loan.”

•
With respect to the mortgage loan identified on Appendix I of the Free Writing Prospectus as Cumberland Cove Apartments, representing approximately 5.1% of the initial pool balance, the current holders of the related mezzanine loan are Birch Star Limited and Cedar Star Limited.

•
With respect to the mortgage loan identified on Appendix I to the Free Writing Prospectus as Stone Ridge Plaza, representing approximately 2.2% of the initial pool balance, footnote 2 to the table on page III-84 of Appendix III to the Free Writing Prospectus and page T-108 of the Term Sheet is replaced with the following:  At loan closing, the Stone Ridge Plaza Borrower deposited with the lender $10,000 for a tenant improvement credit related to WNY Dental Group, which credit will be applied to such tenant’s July 2015 rent.

•
With respect to the mortgage loan identified on Appendix I to the Free Writing Prospectus as Commerce Green One, representing approximately 1.3% of the initial pool balance, the name of the related sponsor is revised to Gulf United Investments Corporation.

•
With respect to the mortgage loan identified on Appendix I to the Free Writing Prospectus as Ashford Hotel Portfolio, representing approximately 6.3% of the initial pool balance, the sections entitled “Risks Related to Redevelopment and Renovation at the Mortgaged Properties” on page S-67 of the Free Writing Prospectus and “The Property” on pages III-31 and III-32 of the Free Writing Prospectus and pages T-54 and T-55 of the Term Sheet  are revised to reflect that the budgeted amounts of (A) $490,800 with respect to the “Residence Inn Orlando SeaWorld” mortgaged property and (B) $3,110,603 with respect to the “Residence Inn Cottonwood” mortgaged property are for the period from 2013 through 2015, not for the year 2015.  In addition, the summary beginning on page III-31 of the Free Writing Prospectus and page T-54 of the Term Sheet is revised (i) to reflect second- and third-most recent occupancies of 74.0% and 72.9%, respectively, (ii) to rename the second column heading of the first table on page III-33 of the Free Writing Prospectus and page T-56 of the Term Sheet “Residence Inn Cottonwood” and (iii) to rename the second column heading of the second table on page III-33 of the Free Writing Prospectus and page T-56 of the Term Sheet “Courtyard Overland Park.”

•
The table under the section “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Bank of America, National Association—Repurchases and Replacements” of the Free Writing Prospectus is replaced with the table attached hereto as Exhibit A.

General

USE OF PROCEEDS

We will apply the net proceeds of the offering of the Offered Certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the Offered Certificates.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an Underwriting Agreement, dated as of the date of the prospectus supplement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp., Citigroup Global Markets Inc. and Drexel Hamilton, LLC (collectively, the “Underwriters”).  Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Principal Balance or Notional Amount of each class of Offered Certificates presented below.

Underwriters	Class A-1	Class A-2	Class A-SB	Class A-3	Class A-4
Morgan Stanley & Co. LLC	$	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$	$
CIBC World Markets Corp.	$	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$	$
Total	$	$	$	$	$
Underwriters	Class X-A	Class A-S	Class B	Class PST	Class C
Morgan Stanley & Co. LLC	$	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$	$
CIBC World Markets Corp.	$	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$	$
Total	$	$	$	$	$

Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead managers and co-bookrunners with respect to the Offered Certificates.  CIBC World Markets Corp., Citigroup Global Markets Inc.  and Drexel Hamilton, LLC will act as co-managers with respect to the Offered Certificates.

The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased.  In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriters may be increased.  The depositor expects to receive from this offering approximately $                      , plus accrued interest from February 1, 2015, before deducting expenses of the offering.

The Underwriters have advised us that they will propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriters may effect such transactions by selling such classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such classes of Offered Certificates for whom they may act as agent.

One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.  Affiliates of the Underwriters, including Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers.  See “Risk Factors—Risks Related to Conflicts of Interest” in the Free Writing Prospectus.

Each Underwriter has represented and agreed, that:

(a)           in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates which are the subject of the offering contemplated by the prospectus supplement to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)           in any other circumstances falling within article 3(2) of the EU Prospectus Directive;

provided, that no such offer of the Offered Certificates referred to in clauses (a) to (c) above shall require the Issuing Entity or any Underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the Offered Certificates which are the subject of the offering contemplated by the prospectus supplement to the public” in relation to any Offered Certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State, (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each Underwriter has agreed that it will not offer or sell any Offered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws and regulations.  For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws and regulations of Japan.

In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market.  These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering.  Short positions created by an Underwriter involve the sale by the Underwriter of a greater number of Offered Certificates than it is required to purchase from the depositor in the offering.  An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the Offered Certificates are repurchased by the Underwriter in covering transactions.  These activities may maintain or otherwise affect the market price of the Offered Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.  These transactions may be effected in the over-the-counter market or otherwise.

The Offered Certificates are offered by the Underwriters when, as and if issued by the Issuing Entity and delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part.  It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February        , 2015, which is the                            business day following the first date of pricing of the Offered Certificates.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

We and the sponsors have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

One or more of the Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so, and any market making effort may be discontinued at any time.

Morgan Stanley & Co. LLC, an Underwriter, is an affiliate of the depositor and of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, an originator, a sponsor and the initial holder of the 555 11th Street NW serviced companion loan, and of Morgan Stanley Bank, N.A., an originator.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, an Underwriter, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor, and the expected initial holder of two of the promissory notes (Note A-2-1 and Note B-2-1) comprising a portion of the Westfield Palm Desert Mall serviced companion loan.  CIBC World Markets Corp., an Underwriter, is an affiliate of CIBC Inc., a mortgage loan seller, an originator and a sponsor.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC, one of the Underwriters and one of the co-lead managers and co-bookrunners for this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Underwriters and one of the co-lead managers and co-bookrunners for this offering, and CIBC World Markets Corp., one of the Underwriters and a co-manager for this offering.  That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to Morgan Stanley Mortgage Capital Holdings LLC (an affiliate of Morgan Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans, (ii) the payment by the depositor to Bank of America, National Association (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), in its capacity as a mortgage loan seller, of the purchase price for the Bank of America Mortgage Loans and (iii) the payment by the depositor to CIBC Inc. (an affiliate of CIBC World Markets Corp.), in its capacity as a mortgage loan seller, of the purchase price for the CIBC Mortgage Loans.  As a result of the circumstances described above, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Underwriters” in the Free Writing Prospectus.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy the Offered Certificates in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates, supersedes any conflicting information contained in the Free Writing Prospectus, the Term Sheet and any other prior similar materials relating to the Offered Certificates.  The information in this free writing prospectus may be amended or supplemented.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in the Free Writing Prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Offered Certificates until the underwriters have accepted your offer to purchase Offered Certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Exhibit A

Repurchases and Replacements

The following table sets forth, for the period commencing January 1, 2012, and ending December 31, 2014, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2014, through December 31, 2014, was set forth in a Form ABS-15G filed by Bank of America on February 12, 2015. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator1	Total Assets in ABS by Originator			Assets That Were Subject of Demand2			Assets That Were Repurchased or Replaced3			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute4			Demand Withdrawn5			Demand Rejected6
			#	$	%	#	$7%		#	$7%		#	$7%		#	$7%		#	$7%		#	$7%
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (0001209655)	X	CIBC Inc.	26	19,714,665	63.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (0001209655)	X	JPMorgan Chase Bank, N.A.	33	11,578,153	37.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (0001209655)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	28	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	476,222,609	57.98	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	248,605,397	30.27	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	96,560,157	11.76	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF48		Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	375	107,242,249	100.00	375	107,242,249	100.00	0	0	0.00	0	0	0.00	375	107,242,249	100.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	German American Capital Corporation	34	834,359,722	33.24	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	25,699,964	1.02	0	0	0.00

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	General Electric Capital Corporation	68	620,290,079	24.71	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	Bank of America, N.A.	54	539,541,154	21.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	Barclays Capital Real Estate Inc.	41	516,128,177	20.56	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Bank of America, N.A.	85	1,755,862,034	69.43	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Eurohypo AG, New York Branch	22	390,096,285	15.42	1	4,200,000	0.17	0	0	0.00	0	0	0.00	1	4,200,000	0.17	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Hypo Real Estate Capital Corporation	3	184,000,000	7.28	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	SunTrust Bank	25	116,181,907	4.59	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Bridger Commercial Funding LLC	16	82,879,130	3.28	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	118	1,519,303,454	40.42	1	8,427,742	0.22	0	0	0.00	0	0	0.00	1	8,427,742	0.22	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,421,889,843	37.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	Capmark Finance Inc.	29	490,876,673	13.06	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	PNC Bank, National Association	52	327,179,458	8.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-49 (0001413884)	X	Bank of America, N.A.	108	1,234,731,963	89.37	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-49 (0001413884)	X	Bridger Commercial Funding LLC	35	146,809,957	10.63	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-59 (0001420805)	X	Bank of America, N.A.	80	1,211,585,741	95.14	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-59 (0001420805)	X	Bridger Commercial Funding LLC	20	61,947,231	4.86	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,499	12,413,586,038		379	119,869,991		0	0		0	0		379	119,869,991		3	25,699,964		0	0

1.
The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

2.
Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2012, to December 31, 2014. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2014, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2014, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act:  (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities“), (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us.  We followed up written requests made of Demand Entities as we deemed appropriate.  In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

3.
Reflects assets that were repurchased or replaced during the period from January 1, 2012, to December 31, 2014.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

4.	Includes assets for which any of the following situations apply as of December 31, 2014:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2014;

b.
The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2012, to December 31, 2014.

5.
Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the year ended December 31, 2014.

6.
Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2014.

7.
An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2014, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

8.
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America.  The most recent such quarterly filing by Bank of America was filed on February 12, 2015.  The Central Index Key Number of Bank of America is 0001102113.

9.
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM.  The most recent such quarterly filing by BAMLCM was on February 9, 2015. The Central Index Key Number of BAMLCM is 0001005007.